Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “First Amendment”), effective as of March 29, 2011, is entered into by and between CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (the “Company”), Carter/Validus Operating Partnership, LP, a Delaware limited partnership (the “Partnership”) and CARTER/VALIDUS ADVISORS, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Company, the Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated November 26, 2010 (the “Advisory Agreement”); and

WHEREAS, the Company, the Partnership and the Advisor desire to amend the Advisory Agreement as set forth herein in order to clarify certain fees and expenses payable to the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3.01(a)

Section 3.01(a) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

3.01 Fees.

(a) Asset Management Fee. The Company shall pay to the Advisor an Asset Management Fee equal to 1/12th of 1.00% of the sum of the Contract Purchase Price, the Acquisition Expenses, Construction Fee and other customarily capitalized costs but excluding Acquisition Fees, monthly in arrears based on Assets held by the Company on the last day of such month; provided, however, that the Company’s obligation to pay such fee shall be deferred when the Company’s Distribution Payout Ratio is 100% or greater. The amount of Asset Management Fees deferred in a particular period will be equal to that amount by which Distributions exceed the MFFO. If the Company’s Distribution Payout Ratio is less than 100%, the excess MFFO will be used to repay any previously Deferred Asset Management Fees.

2.	Amendment to Section 3.02(a)(i)

Section 3.02(a)(i) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

3.02 Expenses.

(i) Organization and Offering Expenses, but only to the extent the reimbursement would not cause the Selling Commissions, the dealer manager fees and the other Organization and Offering Expenses borne by the Company to exceed 15% of the Gross Proceeds raised in the completed Offering. Within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursed by the Company to the Advisor to the extent that such reimbursements exceed 15% of the Gross Proceeds raised in the completed Offering. The Advisor shall be responsible for the payment of the Organization and Offering Expenses in excess of 15% of the Gross Proceeds. In the event the Company does not raise the minimum amount of the Offering as set forth in the Prospectus, the Advisor shall not be reimbursed for any Organization and Offering Expenses;

3.	Governing Law.

The provisions of this First Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this First Amendment shall be brought exclusively in Hillsborough County, Tampa.

4.	Counterparts.

This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Advisory Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Advisory Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

By:	/s/ Todd M. Sakow
Todd M. Sakow
Chief Financial Officer

CARTER/VALIDUS ADVISORS, LLC

By:	/s/ John E. Carter
John E. Carter
Chief Executive Officer and Chief Investment Officer

CARTER/VALIDUS OPERATING PARTNERSHIP, LP

By:	Carter Validus Mission Critical REIT, Inc., its General Partner

By:	/s/ John E. Carter
John E. Carter
Chief Executive Officer